As filed with the Securities and Exchange Commission on March 20, 2014

Registration No. 333-193777

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SCIQUEST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6501 Weston Parkway, Suite 200 Cary, North Carolina 27513 (919) 659-2100	56-2127592
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Grant W. Collingsworth

General Counsel

SciQuest, Inc.

6501 Weston Parkway, Suite 200

Cary, North Carolina 27513

(919) 659-2100

(919) 659-2199 (Facsimile)

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Seth K. Weiner, Esq.

Morris, Manning & Martin, LLP

3343 Peachtree Road, N.E.

Atlanta, GA 30326

Phone: (404) 233-7000

Facsimile: (404) 365-9532

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

SciQuest, Inc. is filing this Pre-effective Amendment No. 1 (this “Amendment”) to the  Registration  Statement  on  Form S-3 (Registration No. 333-193777) (the “Registration Statement”) as a Part II-only filing to amend Item 16  of  Part II  of the  Registration Statement to include Exhibit 23.4, Consent of Grant Thornton LLP. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the exhibit index. The prospectus contained in the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$26,533
Printing and engraving expenses	30,000
Accounting fees and expenses	25,000
Legal fees and expenses	30,000
Miscellaneous	13,467

Total	$125,000

Item 15. Indemnification of Directors and Officers

We are a corporation organized under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation. Our amended and restated certificate of incorporation provides that we will indemnify and advance expenses to our directors and officers (and may choose to indemnify and advance expenses to other employees and agents) to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	breach of a director’s duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	transaction from which the director derives an improper personal benefit.

Our amended and restated certificate of incorporation provides that our directors are not personally liable for breaches of fiduciary duties to the fullest extent permitted by the Delaware General Corporation Law.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Section 145(g) of the Delaware General Corporation Law and our amended and restated certificate of incorporation permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether Delaware General Corporation Law permits indemnification. We maintain a directors’ and officers’ liability insurance policy.

As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors that require us to indemnify such persons against various actions including, but not limited to, third-party actions where such director, by reason of his or her corporate status, is a party or is threatened to be made a party to an action, or by reason of anything done or not done by such director in any such capacity. We indemnify directors against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of such directors, and for any expenses actually and reasonably incurred by such directors in connection with such action, if such directors acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. We also advance to our directors expenses (including attorneys’ fees) incurred by such directors in advance of the final disposition of any action after the receipt by the corporation of a statement or statements from directors requesting such payment or payments from time to time, provided that such statement or statements are accompanied by an undertaking, by or on behalf of such directors, to repay such amount if it shall ultimately be determined that they are not entitled to be indemnified against such expenses by the corporation.

The indemnification agreements set forth certain procedures that will apply in the event of a claim for indemnification or advancement of expenses, including, among others, provisions about providing notice to the corporation of any action in connection with which a director seeks indemnification or advancement of expenses from the corporation, and provisions concerning the determination of entitlement to indemnification or advancement of expenses.

Item 16. Exhibits

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.	Document

1.1*	Form of Underwriting Agreement

4.1	Amended and Restated Certificate of Incorporation of SciQuest, Inc. (incorporated by reference herein from Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on March 26, 2010 (File No. 333-165720))

4.2	Amended and Restated Bylaws of SciQuest, Inc. (incorporated by reference herein from Exhibit 3.2 to the Company’s Registration Statement on Form S-1, filed with the SEC on March 26, 2010 (File No. 333-165720))

4.3	SciQuest, Inc. 2013 Stock Incentive Plan (incorporated by reference herein from Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 26, 2013 (File No. 001-34875))

4.4	Specimen Certificate representing shares of common stock of SciQuest, Inc. (incorporated herein by reference to Exhibit 4.1 to Amendment No. 5 to the Company’s Registration Statement on Form S-1, filed with the SEC on September 2, 2010 (File No. 333-165720))

4.5	Stockholders Agreement, by and among SciQuest and certain of its stockholders, dated July 28, 2004 (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1, filed with the SEC on March 26, 2010 (File No. 333-165720))

4.6	Amendment No. 1 to Stockholders Agreement, by and among SciQuest and certain of its stockholders, dated August 2, 2010 (incorporated herein by reference to Exhibit 4.3 to Amendment No. 5 to the Company’s Registration Statement on Form S-1, filed with the SEC on September 2, 2010 (File No. 333-165720))

5.1**	Opinion of Morris, Manning & Martin, LLP

23.1**	Consent of Ernst & Young LLP

23.2**	Consent of Alpern Rosenthal, a Professional Corporation

23.3**	Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1)

23.4	Consent of Grant Thornton LLP (incorporated by reference herein from Exhibit 23.2 to the Company’s Annual Report on Form 10-K, filed with the SEC on February 21, 2014 (File No. 001-34875))

24.1**	Power of Attorney

*	To be filed by amendment or by a report under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.
**	Previously filed.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cary, State of North Carolina, on March 20, 2014.

SCIQUEST, INC.

By:	/s/ Stephen J. Wiehe
Stephen J. Wiehe President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date
	/s/ Stephen J. Wiehe Stephen J. Wiehe	President, Chief Executive Officer and Director (Principal Executive Officer)	March 20, 2014
	/s/ Rudy C. Howard Rudy C. Howard	Chief Financial Officer (Principal Financial and Accounting Officer)	March 20, 2014
	* Jeffrey T. Barber	Director	March 20, 2014

	* Timothy J. Buckley	Director	March 20, 2014

	* Daniel F. Gillis	Director	March 20, 2014

	* L. Steven Nelson	Director	March 20, 2014

*By:	/s/ Stephen J. Wiehe Stephen J. Wiehe, as attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Document

1.1*	Form of Underwriting Agreement

4.1	Amended and Restated Certificate of Incorporation of SciQuest, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed March 9, 2011) (File No. 001-34875))

4.2	Amended and Restated Bylaws of SciQuest, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed March 9, 2011) (File No. 001-34875))

4.3	SciQuest, Inc. 2013 Stock Incentive Plan (incorporated by reference herein from Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 26, 2013 (File No. 001-34875))

4.4	Specimen Certificate representing shares of common stock of SciQuest, Inc. (incorporated herein by reference to Exhibit 4.1 to Amendment No. 5 to the Company’s Registration Statement on Form S-1, filed with the SEC on September 2, 2010 (File No. 333-165720))

4.5	Stockholders Agreement, by and among SciQuest and certain of its stockholders, dated July 28, 2004 (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1, filed with the SEC on March 26, 2010 (File No. 333-165720))

4.6	Amendment No. 1 to Stockholders Agreement, by and among SciQuest and certain of its stockholders, dated August 2, 2010 (incorporated herein by reference to Exhibit 4.3 to Amendment No. 5 to the Company’s Registration Statement on Form S-1, filed with the SEC on September 2, 2010 (File No. 333-165720))

5.1**	Opinion of Morris, Manning & Martin, LLP

23.1**	Consent of Ernst & Young LLP

23.2**	Consent of Alpern Rosenthal, a Professional Corporation

23.3**	Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1)

23.4	Consent of Grant Thornton LLP (incorporated by reference herein from Exhibit 23.2 to the Company’s Annual Report on Form 10-K, filed with the SEC on February 21, 2014 (File No. 001-34875))

24.1**	Power of Attorney

*	To be filed by amendment or by a report under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.
**	Previously filed.